UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

BLACK HAWK EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51988
(Commission File Number)

N/A
(IRS Employer Identification No.)

8391 Beverly Blvd. Los Angeles, California 90048
(Address of principal executive offices and Zip Code)

323-275-8475
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On October 20, 2006, we closed a private placement with one non-US investor for an aggregate of 200,000 at a price of $0.10 per share, for proceeds of $20,000. The form of subscription agreement is attached as exhibit 10.1 to this Form 8-K.

We intend to use the proceeds of the private placement towards the exploration of our mineral claims in British Columbia, Canada.

The subscription agreements with respect to these private placements were delivered and signed outside of the United States, and the units will be issued outside of the United States to two persons who are not U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933). In entering into these subscription agreements and in issuing the securities we are and will be relying on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1 Form of subscription agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION INC.

/s/ Garrett Ainsworth
Garrett Ainsworth,
President, Secretary, Treasurer and Director

Date: November 1, 2006